Exhibit 14.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-112226 of Micromem Technologies Inc. on Form S-8 of our report dated January 27, 2003 appearing in this Annual Report on Form 20-F of Micromem Technologies Inc. for the year ended October 31, 2002.

/s/ Ernst & Young LLP

ERNST & YOUNG LLP

Toronto Canada
May 21, 2004